Exhibit 10.26

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into effective as of March 31, 2011, by and between Tim J. Mahoney, Bloomfield LLC, M.I.C. Inc. and Mahoney Investment Corporation, Inc., EC Services. LLC (hereinafter collectively “MAHONEY”), and Hewitt Energy Group, Inc. (“HEG”), Hewitt Operating, Inc. (“HOPN”) and Hewitt Petroleum, Inc. (hereinafter collectively “HEWITT”). MAHONEY and HEWITT are referred to as the “the Parties,” and any one of the Parties is sometimes referred to as a “Party”.

WHEREAS, the parties are involved in a lawsuit filed in the Rice County, Kansas District Court by Nostra Terra Oil and Gas Company, PLC (hereinafter “NTOG”) captioned Nostra Terra Oil & Gas company PLC v. Hewitt Petroleum, Inc., Hewitt Energy Group, Inc., EC Services, LLC, Tim Mahoney and Mahoney Investment Corporation, Inc., Case No. 10 CV 49 (the “Litigation”).

WHEREAS, the Parties wish to enter into this Agreement to facilitate a full and complete settlement of the Litigation with NTOG, and all claims described therein.

WHEREAS, the Parties wish to enter into this Agreement as a full and complete settlement of potential litigation between the Parties and all claims that may arise between the parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Chase Silica Leases. The Parties agree as follows:

a.
Upon mutual settlement with MAHONEY et al., HEWITT and NTOG, MAHONEY agrees to assign to NTOG or their designated Assignees 100% working interest with a 78% net revenue interest to the 100% in the Chase Silica Leases (as specified in Exhibit A to this Agreement hereafter referred to as the "Chase Silica Leases") , Provided that NTOG has assured to MAHONEY'S satisfaction that: NTOG will indemnify Mahoney of the plugging responsibility of the wells specified in EXHIBIT "A", free and clear of all liens and encumbrances with good and marketable title, and including such other terms and conditions and representations and warranties benefitting NTOG reasonably found in transactions of purchase and sale of oil and gas properties.

b.
MAHONEY will provide all appropriate documents at closing including KCC form T-1, for transfer of Operatorship of the Chase Silica wells and the assignment of leases to NTOG or their assign at Closing.

c.
MAHONEY shall pay the remaining net proceeds from the operation of the Chase Silica leases to NTOG upon closing. MANONEY shall provide an accounting, pursuant to paragraph I (d) of all revenues are expenses associated with the operation of the Chase Silica leases to the date of closing provided that NTOG will agree to pay any and all current operation expenses that are incurred and outstanding on the Chase Silica Leases as of the Closing Date as provided for it1 the accounting.

d.
A complete accounting of all revenues collected and costs incurred shall be provided to HEWITT for the period ending April 30th, 2011 with an accounting for the period of March 1 through April 30, 2011 prior to closing on the April 30th, 2011 closing. Within 20 days after closing MIC shall provide a final accounting for the estimated period. The accounting for the period ending April 30th, 2011 shall he provided on the Closing Date as defined in paragraph 10 below.

e.	All gauge sheets and well files shall be delivered to NTOG on the Closing Date.
f.	No work shall be done on the leases without express written consent from NTOG after signature date of April 14, 2011 through Closing Date

2.	Gorham Benz Leases. The parties agree as follows:

a.
MAHONEY agrees to transfer a 100% of the working interest in the Gorham Benz leases corresponding to a 78% NRI to the 100% interest (as specified in Exhibit B to this agreement and to include at a minimum the physical wellbores specified in Exhibit D to this agreement all hereafter referred to as the "Gorham Benz leases") to HEWITT upon closing.

b.	HEWITT will transfer a 2% ORRI that MAHONEY on the lease that HEWITT acquired as specified in Exhibit C (hereafter referred to as the “new” Furthmyer lease”) to this agreement to MAHONEY upon closing.
c.	MAHONEY will provide HEWITT with the most recent Division Order Title Opinion on the Gorham Benz leases prior on the Closing Date.
d.
MAHONEY/MIC and its agents represents and warrants that the Gorham Benz leases, Furthmyer West well, Neidenthal well, and Furthmyer Saltwater Disposal well are free and clear of all liens and encumbrances including they are not subject to any notes or security agreements executed by MAHONEY.

e.	MIC shall be accountable for all cost through April 30th, 2011.
f.	All gauge sheets and well files shall be delivered to HEWITT by the Disclosure Date.
g.	The Niedenthal and Furthmyer Tanks shall be gauged on April 30th, 2011, and all revenues and expenses after April 30th, 2011 at 12:00 p.m. shall be property of HEWITT.
h.	No work shall be done on the leases without express written consent from HEWITT after signature date of April 14, 2011

3.
Gorham (Atherton, Mai, and Mahoney), Wilson B, Prescott, Dietz, Stoskopf and Top of Trapp Leases. The Parties agree that any agreements executed between the Parties prior to closing regarding the Gorham (Atherton, Mai, and Mahoney) Wilson B, Prescott, Dietz, Stoskopf and Top of Trapp Leases as identified in Exhibit E to this agreement are considered null and void ab inifio and each party agrees, acknowledges any rights or obligations created pursuant to the terms of those prior agreements are thereby of no force and effect as if they never existed. HEWITT will disclaim any and all Overriding Royalty Interest attached to or created on all of the properties referred to above. HEWITT will return Mahoney any and all well files or any other information provided by MAHONEY to HEWITT associated with these leases at the Closing Date and any and all information will be the property of the MAHONEY

4.
Gressel Lien.  MAHONEY agrees to assume full responsibility for the liens for services and/or equipment or supplies provided by Gressel on the Chase Silica Leases and to hold HEWITT, NTOG and their assigns harmless from this lien. Further, MAHONEY agrees to obtain written release from Gressel that the liens have been satisfied by MAHONEY’s assumption of the same and that Gressel is forever barred from asserting against HEWITT or NTOG a claim for the work, equipment, or services provided by Gressel for the Chase Silica lease prior to March 11, 2011.  A copy of the release shall be provided on the Disclosure Date with the original to be provided at the Closing Date.

5.
Shares HEWITT Petroleum Inc.  MAHONEY agrees to assign to HEWITT the 100,000 shares of HEWITT Petroleum Inc. common stock delivered to MAHONEY by HEWITT for the Gorham (Atherton, Mai, and MAHONEY) leases at closing.

6.
Equalizing Payment. HEWITT shall pay MAHONEY, or his direction, the sum of Thirty-one thousand ($31,400), with $5,000 payable upon execution hereof and $26,400 due and payable on or before May 31, 2011. In addition HEWITT will assign and convey Two Hundred Thousand (200,000) shares of stock at a value of Twenty-Five cents per share ($.25) from Richfield Oil & Gas Company, be issued to MAHONEY, or his direction. This sum and the afore mentioned stock shall represent the total amount due to MAHONEY after crediting to HEWITT the funds which have been held by MAHONEY from the production of the fields. To secure payment of the $26,400, MAHONEY shall execute and deliver one of Furthmeyer or Neidenthal lease assignments (of his choice) to be held by HEWITT's Kansas legal counsel, Tom Dower, to be released and recorded upon written confirmation from MAHONEY that he has received payment of such sum in full. If payment is not timely made in full, Dower shall return the assignment unrecorded to MAHONEY.

7.
Mutual Release of Claims. Except as contemplated by this Agreement or stated herein, the Parties, for themselves, their heirs, successors, assigns and their respective shareholders, members, directors, officers, managers and employees, agree to: (i) release one another from any claims, charges, complaints, lawsuits or actions that exist between them, including, but not limited to, any obligations or burdens of either party arising out of leases, agreements, etc. involving the Gorham (Atherton, Mai, and Mahoney), Wilson B, Prescott, Dietz, Stoskopf and Top of Trapp leases, any monies claimed to be due and owing under the Boxberger Note, Gorham Benz Note, any and all amounts due to MAHONEY for good or services incurred prior to the closing date of this agreement; (ii)specifically release each other from all claims of any kind arising out to the Litigation; (iii) release an and all claims that now exist between the parties, whether or not such claims have been alleged and whether such claims are known or unknown; (iv) release all claims whether in contract, in tort, or arising under statute; (v) release claims by any party which have been made or which, under any facts exist prior to the execution of this document, could have been made against any other party, or any entity owned by any other party.

8.	Stipulation and Order of Dismissal. The Parties shall cooperate with each other in obtaining dismissal with prejudice with NTOG in regards to the Litigation.

9.	Time of the Essence. Time is of the essence of each and every term, condition, and particular of this Agreement.

10.
Closing. Subject to and upon the terms, conditions, reservations, and exceptions contained in this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing" or "Closing Date") shall be held on or before April 30th, 2011, at such time and place as the parties may agree in writing. To facilitate the Closing the parties agree to exchange the Closing Documents on or before Wednesday April 20th, 2011 which shall be referred to as the '"Disclosure Date".

The copies of the following documents shall be provided on the Disclosure Date and the original fully executed documents shall be provided on the Closing Date:

a.	From HEWITT:
i.	an assignment of a 2% overriding royalty interest to MAHONEY in the New Furthmeyer lease described in Exhibit C.
ii.	all information regarding the lasts and wellbores provided to HEWITT by MAHONEY on the leases described in Exhibit E.
iii.	a certified check for the sum of $5,000 and 200,000 shares of Rich field Oil & Gas Company as the initial equalizing payment.
b.	From MAHONEY
i.	an assignment of a 100% working interest with n 78% net working interest to the 100% in the Chose Silica Leases and well bores to Nostra Terra Oil & Gas as set forth in Exhibit A;
ii.	KCC form T-1 for the transfer of operations of the Chase Silica well bores to the NTOG or its assigned operator;
iii.	Transfer or assignment of the all Salt Water Disposal agreements for the disposal of salt water from the Chase Silica wells;
iv.	an accounting of all revenues and expenses generated from the Chase Silica leases and wellbores for the period beginning when EC Services, LLC became the operator through March 31st, 2011;
v.	an estimated accounting of all revenues and expenses anticipated for the month of April 2011 on the Chase Silica leases;
vi.	all gauge sheets and well files for the Chase Silica wells;
vii.	an assignment of a 100%working interest with a 78% net working interest to the 100% in the Gorham Benz Leases and well bores to HEWITT as set forth in Exhibit B;
viii.	a copy of the current Purchasers Pay Sheet on the Gorham Benz leases;
ix.	all gauge sheet and well files for the Gorham Benz well;
x.	an assignment of the Koelsch leases dated January 15, 2011, with Source Energy, LLC as Lessee, as set forth in Exhibit F;

xi.
the lien release from Gressel on the Chase Silica leases together with the a release as to HEWITT and NTOG from Gressel due to the assumption of the work and services performed by Gressel on the Chase Silica leases and/or wells by MAHONEY;

xi.	Hewitt Petroleum Stock certificate number 20 for 90,000 common shares and certificate number 21 for 10,000 common shares.

11.
Default.  In the event of a default under this Agreement or any other agreement contemplated herein, written notice of default via certified mail shall be provided to the defaulting party. The defaulting party shall then have 10 days to cure such default prior to the exercise of any remedy hereunder or as otherwise provided by law. Notices of default shall be sent to the following:

____ To HEWITT:	Thomas A. Dower
Gilliland & Hayes, PA
20 West Second, 2nd Floor
PO Box 2977
Hutchinson, KS  67504

And

J. David Gowdy
HEWITT Petroleum, Inc.
15 W. South Temple
Suite 1050
Salt Lake City, UT  84106

____To MAHONEY:	Gordon B. Stull
Stull Law Office, PA
1320 E. First Street
Pratt, KS  67124

12.	Cooperation. The Parties agree to cooperate in preparing such documents or taking such actions as may be necessary to implement this Agreement or to carry out its terms.

13.
Confidentiality.  The Parties shall keep the terms of this Agreement confidential to the fullest extent permitted by law, except as provided herein.  This confidentiality provision shall not apply to any information: (i) which is or rightfully becomes available to the general public; (ii) disclosed on a confidential basis to the Parties’ attorneys, accountants, auditors, or regulators; or (iii) which must be disclosed to comply with applicable law. If an action for enforcement of any part of this Agreement is initiated by a Party, the Agreement shall be treated confidentially in such proceeding and shall not be made public other than any pleadings required to be filed with the Court.

14.
No Admission of Liability.  No Party to this Agreement admits any liability or wrongdoing to any other Party hereto with respect to any claims. Moreover, each Party to this Agreement specifically asserts that he or it is not responsible or liable to any other Party, but has agreed to this settlement solely for the purpose of resolving this dispute.

15.
Dispute. In the event of a dispute between HEWITT and M.I.C. arising out of this Agreement which is not mutually resolved, the parties shall submit the dispute to binding arbitration pursuant to the Uniform Act of Kansas, K.S.A. 5-401 et seq.  To initiate arbitration, either party shall notify the other in writing of the specific issues in dispute and the parties shall then have twenty (20) days to mutually agree on an arbitrator.  If the parties are unable to agree on an arbitrator, the Administrative Judge of the District Court of Sedgwick County, Kansas, shall select the arbitrator upon written application of the parties.  The arbitration hearing will take place at Wichita, Kansas.  The arbitration award or decision shall be binding on the parties and may be entered as a judgment in the District Court of Sedgwick County, Kansas and thereafter transcripted to additional counties.  Each party shall bear their own attorney fees, costs and expenses of arbitration.  This Agreement is governed by and shall be interpreted in accordance with the laws of the state of Kansas.

16.
Binding Effect.  This Agreement and the terms, covenants, conditions, provisions, obligations, rights and benefits hereof shall be binding upon and shall insure to the benefit of the undersigned Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

17.
Interpretation.  The Parties hereby acknowledge that they and their respective counsel have each contributed to the preparation of this Agreement. Accordingly, no provision of this Agreement shall be construed against any Party because that Party, or his or its counsel, drafted the provision.

18.
Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, if any, written or oral. There is no written or oral understanding directly or indirectly connected with this Agreement that is not incorporated herein. This Agreement cannot be amended or altered except by a subsequent written document executed by the Parties.

19.
Validity.  If any term, part, or provision of this Agreement is held by a court of final and competent jurisdiction to invalid, illegal or in conflict with an law, the validity of the remaining portions or provisions shall not be affected, and the rights, obligations and covenants of the undersigned Parties shall be construed and enforced as if the Agreement did not contain the particular term, condition, part of provision ruled to be unlawful.

20.
Authority and Covenant.  Each Party hereto warrants to each other Party that such Party has full power and authority to execute and deliver this Agreement. Further, each person executing this Agreement on behalf of any Party hereto warrants that he or she has full power and authority to execute and deliver this Agreement. Each Party represents and warrants that such Party has not assigned, transferred or pledged all of any portion of any claim released by the terms of the Agreement.

21.	Fees and Costs. The Parties hereto shall bear all of their own respective costs, expenses and attorney’s fees of the Actions.

22.
Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signature which shall be deemed to have the force and effect of an original signature.

23.	Captions. The captions contained in the various sections of the Agreement are for convenience of reference only and do not in any way limit, expand or modify the terms and provision of this Agreement.

M.I.C. Inc.		Hewitt Petroleum, Inc.

/s/ Tim J. Mahoney		/s/ J. David Gowdy
By Tim J. Mahoney, President		By J. David Gowdy, President/CEO

Date:	4/15/2011	Date:	April 14, 2011

Tim J. Mahoney, Individually		Hewitt Energy Group, Inc.

/s/ Tim J. Mahoney		/s/ Douglas C. Hewitt
By Tim J. Mahoney		By Douglas C. Hewitt, President

Date:	4/15/2011	Date:	April 14, 2011

Bloomfield, LLC		Hewitt Operating, Inc.

/s/ Tim J. Mahoney		/s/ Douglas C. Hewitt
By Tim J. Mahoney, Manager		By Douglas C. Hewitt, President

Date:	4/15/2011	Date:	April 14, 2011

Mahoney Investment Corporation, Inc. (Expired)

/s/ Tim J. Mahoney
By Tim J. Mahoney, President

Date:	4/15/2011

EC Services, LLC

/s/ Echo Cook
By Echo Cook, Manager

Date:	4/15/2011

Exhibit A

Chase-Silica
Wellbores

Producer:  Wilson #1-16 SE SE Sec. 16 T20S R10W – 15-159-22394
Producer: Graham #1(Sinclair) SW SE Sec. 16 T20S R10W – 15-159-04693
Producer: Graham #1 (Skelly) SW SE SE Sec. 16 T20S R10W – 15-159-04694
Producer: Graham #2 SE SW SE Sec. 16 T20S R10W – 15-159-04690
Producer: Graham #3 NE SE SE Sec. 16 T20S R10W – 15-159-04696
Producer: Wilson B #1 SW NW SE Sec. 16 T20S R10W – 15-159-21488
Producer: Wilson C #2 N/2 N/2 SE Sec. 16 T20S R10W – 15-159-21915
Producer: Burns #1 W/2 NW SW Sec. 15 T20S R10W – 15-159-21705
SWD: Madden #1 NW NE NW Sec. 22 T20S R10W – 15-159-21144
SWD: Madden A #1 SW NW NW Sec. 22 T20S R10W – 15-159-21485
Producer:  Wilson #2-A NW NE NE NE Sec. 21 T20S R10W – 15-159-22399

Leases

A.
An oil and gas leasehold consisting of an Oil and Gas Lease dated December 28, 1999, from Louise E. Wilson, a widow, as Lessor, to Key Gas Corp., as Lessee, recorded in Book 133 at Page 334, insofar and only insofar as it covers the following described real estate:

The Southeast Quarter (SE/4) of Section Sixteen (16), Township Twenty (20) South, Range Ten (10) West of the 6th P.M., Rice County, Kansas.

Succeeded by a new lease taken in January of 2010, as follows:

An oil and gas leasehold consisting of an Oil and Gas Lease dated January 2010, from Louis F. Wilson and Nancy E. Wilson, Husband and Wife, as Lessor, to BGB & More, Inc., as Lessee, recorded in Book 148 at Page 178, insofar and only insofar as it covers the following described real estate:

The Southeast Quarter (SE/4) of Section Sixteen (16), Township Twenty (20) South, Range Ten (10) West of the 6th P.M., Rice County, Kansas.

B.
An oil and gas leasehold consisting of an Oil and Gas Lease dated January 2010, from Louis F. Wilson and Nancy E. Wilson, Husband and Wife, as Lessor, to BGB & More, Inc., as Lessee, recorded in Book 148 at Page 178, insofar and only insofar as it covers the following described real estate:

The Northeast Quarter (NE/4) of Section Twenty One (21), Township Twenty (20) South, Range Ten (10) West of the 6th P.M., Rice County, Kansas.

C.
An oil and gas leasehold consisting of an Oil and Gas Lease dated June 30, 1983, from Verbal E. Burns and Katherine W. Burns, husband and wife as Lessors, to B.W. Madden, as Lessee, recorded in Book 99 at Page 386, insofar and only insofar as it covers the following described real estate:

That West Half of the Southwest Quarter (W/2 SW/4) of Section Fifteen (15), Township Twenty (20) South, Range Ten (10) West of the 6th P.M., Rice County, Kansas.

Succeeded by a new lease taken on August 29, 2008, as follows:

An oil and gas leasehold consisting of an Oil and Gas Lease dated August 29, 2008, from Robert L. Burns and Anna M. Burns, husband and wife as Lessors, to BGB & More, Inc., as Lessee, recorded in Book 146 at Page 167, insofar and only insofar as it covers the following described real estate:

That West Half of the Southwest Quarter (W/2 SW/4) of Section Fifteen (15), Township Twenty (20) South, Range Ten (10) West of the 6th P.M., Rice County, Kansas.

D.
A salt water disposal leasehold consisting of an Salt Water Disposal Lease dated August 20, 1981 from B.W. Madden and Wanda Madden, Lessors, to Pioneer Operations, Inc., as lessee, recorded in Book 99 at Page 951, insofar and only insofar as it covers the following described real estate:

The East Half of the Northwest Quarter (E/2 NW/4) of Section Twenty-two (22), Township Twenty (20) South, Range Ten (10) West of the 6'" P.M., Rice County, Kansas.

E.
A salt water disposal leasehold consisting of an Salt Water Disposal Lease dated February 16, 1984, from L.D. Davis, Lessor, to Voigt Oil and Gas Co., Inc." as Lessee, recorded in Book 101 at Page 906, insofar and only insofar as it covers the following described real estate:

The North Half of the Northwest Quarter (N/2 NW/4) of Section Twenty-two (22), Township Twenty (20) South, Range Ten (10) West of the 6th P.M., Rice County, Kansas.

EXHIBIT B

Furthmeyer West Lease:

An oil and gas lease dated February 14, 2006, from Larry Furthmeyer, lessor, to Mid America Production Management, LLC., lessee, recorded in Book 205, Pages 402 and 403, insofar as said lease covers the East Half of the Northeast (E/2-NE/4) of Section Twenty-Two (22), Township Fourteen (14) South, range Fifteen (15) West of the 6th P.M., Containing Seventy (70) acres, more or less, located Russell, County, Kansas.

Neidenthal Lease:

An oil and gas lease dated February 27, 2008, from Galen Neidenthal and Rudene G. Neidenthal, husband and wife, lessors, to Milestone Energy LLC., lessee, recorded in Book 209, Page 712, insofar as said lease covers the South Half of the Southwest Quarter (S/2-SW/4) of Section Twenty-Three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M., insofar and only insofar as it covers the following described real estate:

A 10 acre location surrounding the well located at the S/2 S/2 SW/4 Section Twenty-Three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M.
Containing Ten (10) acres, more of less, located in Russell County, Kansas.

EXHIBIT C

Furthmeyer Lease:

An oil and gas lease dated September 27, 2010, from Larry Furthmeyer, lessor to HEWITT Petroleum, Inc.., lessee, recorded in Book 214, Page 0103, insofar as said lease covers the North half of the Southwest Quarter (N/2 SW/4) and the Northwest Quarter (NW/4) of Section Twenty-three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M.

Containing Two hundred and forty (240) acres, more or less, located in Russell County, Kansas.

EXHIBIT D

Wellbores

SWDW:  Furthmeyer #11 SE SE NW of Section 23, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas.  API #15-167-20633-0001

Producer:  Benso #1 SE NE NW of Section 23, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas.  API #15-167-05327

Producer:  Neidenthal #1 S/2 S/2 SW of Section 23, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas.  API #15-167-23123

Producer: Furthmeyer #1 NE SW NE NE of Section 22, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas.  API # 15-167-23058

Exhibit E

Gorham Leases (Atherton, Mai, and Mahoney)

Wellbores

The following oil and gas wells (cased well bores) all located in Section Twenty-five (25), Township Thirteen (13) South, Range Fifteen (15) West of the 6th P.M., Russell County Kansas.

Well Name	Number	Spot Location	API #

Atherton	#3	E/2 E/2 SE/4	15-167-00512

Atherton	#4	NW/4 SE/4 SE/4	15-167-02083

The following oil and gas wells (cased well bores) all located in Section Thirty (30), Township Thirteen (13) South, Range Fourteen (14) West of the 6th P.M., Russell County Kansas.

Well Name	Number	Spot Location	API #

Atherton West	#3	SW/4 SE/4 SW/4	15-167-05900

Atherton West	#4	SE/4 SE/4 SW/4	15-167-05901

Atherton	#8	NW/4 NW/4 SE/4	15-167-05904

Atherton	#5	N/2 SE/4 SW/4	15-167-05760

Atherton	#4	SE/4 NE/4 SE/4	15-167-02004

Atherton	#6	SW/4 SE/4 SE/4	15-167-05902

Exhibit E (continued)

The following oil and gas wells (cased well bores) all located in Section Twenty-nine (29), Township Thirteen (13) South, Range Fourteen (14) West of the 6th P.M., Russell County Kansas.

Well Name	Number	Spot Location	API #

Warren	#2	SE/4 NE/4 SE/4	15-167-30270-0001

Leases

An Oil and Gas Lease dated May 19, 2008, from Gerald Edward Mai and Stella Mary

Mai, Trustees of the Gerald Mai Trust dated June 15, 2000, as Lessor, and Vanguard Energy,LLC, as Lessee, having been recorded in Book 210 at Page 264-265 in the Register of Deeds Office, Russell Counly, Kansas, covering the following described real estate, to-wit:

The Southeast Quarter (SE/4) of Section Thirty (30), Township Thirteen (13) South, Range Fourteen (14) West of the 6th P.M., Russell County, Kanses.

An Oil and Gas Lease dated May 19, 2008, from Edna I. Mai, Indenture of Trust of Edna I. Mai trust, 2000, as Lessor, and Vanguard Energy, LLC, as Lessee, having been recorded in Book 210 at Page 266-267 in the Register of Deeds Office, Russell Counly, Kansas, covering the following described real estate, to-wit:

The Southwest Quarter (SW/4) of Section Thrirty (30), Township Thirteen (13) South, Range Fourteen (14) West of the 6th P.M., Russell County, Kanses.

An Oil and Gas Lease daed July , 2008, from Gerald Edward Mai and Stella Mary Mai, Trustees of the Gerald Mai Trust dated June 15, 2000, as Lessor, and Vanguard Energy, LLC, as Lessee, having been recorded in Book 210 at Page 793-794 in the Register of Deeds Office, Russell Counly, Kansas, covering the following described real estate, to-wit:

The Northeast Quartet (NE/4) of Section Thirty (30), Township Thirteen (13) South, Range Fourteen (14) West of the 6th P.M., Russell County, Kanses.

Exhibit E (continued)

An Oil and Gas Lease dated July 18, 2008, from Gerald Edward Mai and Stella Mary Mai, Trustees of the Gerald Mai Trust dated June 15 , 2000, as Lessor, and Vanguard Energy, LLC, as Lessee, having been recorded in Book 210 at Page 795-796 in the Register of Deeds Office, Russell Counly, Kansas, covering the following described real estate, to-wit:

The Southeast Quarter (SE/4) of Section Nineteen (19), Township Thirteen (13) South, Range Fourteen (14) West of the 6th P.M., Russell County, Kanses.

An Oil and Gas Lease dated February 8, 1956 from Otis L. Atherton by John G, Deines, his attorney in fact, as Lessor, and Robert J. Shields and Richard L. Shields, d/b/a Shields Oil Producers, as Lessees, having been recorded in Book 93 at Page 445 In the Register of Deeds Office, Russell County, Kansas, covering the following described real estate, to-wit:

The East Half of the Southeast Quarter (E/2 SE/4) of Section Twenty-five (25), Township Thirteen (13) South, Range Fifteen (15) West of the 6th P.M., Russell County, Kansas.

An Oil and Gas Lease daed August 11, 2008, from Joyce A. Mahoney, a/k/a Joyce Ann Mahoney, as Lessor, and M.I.C., Inc, as Lessee, having been recorded in Book 210 at Page 886-888 in the Register of Deeds Office, Russell Counly, Kansas, covering the following described real estate, to-wit:

The Southeast Quarter (SE/4) of Section Twenty-nine (29), Township Thirteen (13) South, Range Fourteen (14) West of the 6th P.M., Russell County, Kanses.

Exhibit E (continued)

Wilson B Lease

The “Wilson B lease” which covers NE/4 Section 16, T20S R10W, Rice Co. Kansas. Containing 160 acres, more or less.

Exhibit E (continued)

Prescott Lease

Wellbores

Prescott #2 – NE NW SE Sec. 25, T24S R14W, Stafford Co. KS – 15-185-10311

Prescott #5 – E/2 NW SE Sec. 25, T24S R14W, Stafford Co. KS – 15-185-20789

Prescott #4 SWD – SW NE SE Sec. 25, T24S R14W, Stafford Co. KS – 15-185-11028

Lease

An Oil and gas lease dated September 10, 1948, from Hazel Ann Prescott and Paul Prescott, Her husband, to Herman A Lennartz, lessee, insofar as said lease covers the North half of the Southeast Quarter (N/2 SE/4) of Section Twenty-Five (25), Township Twenty-Four (24) South, Range Fourteen (14) West of the 6th P.M. Russell County, Kansas, containing 80 acres more or less

Exhibit E (continued)

Stoskopf Lease:

Wellbores

Producer:  H. Stoskopf #1 (15-009-22464) – SE SW SW Section 17, T16S R13W

Producer:  Stoskopf #2 (15-009-21610) – NW SE SW Section 17, T16S R13W

Producer:  Stoskopf #3 (15-009-21655) – NE SE SW Section 17, T16S R13W

Producer:  Stoskopf #1 (15-009-21489) – SE SE SW Section 17, T16S R13W

Lease

The Stoskopf lease covers the Southwest Quarter (SW/4) of Section Seventeen (17), Township Sixteen (16) South, Range Thirteen (13) West of the 6th P.M. Barton County, Kansas Containing 140 Acres, more or less

Exhibit E (continued)

Dietz Lease

An Oil and Gas lease covering the Southwest Quarter (SW/4) of Section Twenty-five (25), Township Fifteen (15) South, Range Fourteen (14) West, of the 6th P.M. Russell County, Kansas, containing 160 acres more or less

Exhibit E (continued)

Top of Trapp Lease

An Oil and Gas lease covering the Northwest Quarter (NW/4) of Section Six (6), Township Sixteen (16) South, Range Thirteen (13) West, of the 6th P.M. Barton County, Kansas, containing 160 acres more or less

Exhibit E (continued)

Koelsch Leases

An Oil and Gas Lease with Bill Edward Koelsch as lessor covering the North half of the Southwest Quarter (N/2 SW/4) of Section Twenty-five (25), Township Twenty-four (24) South, Range Fourteen (14) West, Stafford County, Kansas, containing 80 acres more or less.

An Oil and Gas lease with Velma D. Koelsch as lessor covering the South half of the Southwest Quarter (S/2 SW/4) of Section Twenty-five (25), Township Twenty-four (24) South, Range Fourteen (14) West, Stafford County, Kansas, containing 80 acres more or les.